                                                                    EXHIBIT 10.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is entered into as of July 17, 1998, by and between JALATE, LTD. ("Borrower"), and WELLS FARGO HSBC TRADE BANK, N. A. ("Bank").

                                    RECITALS
                                    --------

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of certain Credit Agreement dated as of January 21, 1998 (the "Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Agreement and have agreed to amend the Agreement to reflect said changes.

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement shall be amended as follows:

I. Section 1.2, Credit Extension Limit, shall be amended by deleting "One Million One Hundred Twenty-Seven Thousand Six Hundred Thirteen Dollars ($1,127,613)" as the "Overall Credit Limit", and by substituting, "Four Hundred Forty-Two Thousand Nine Hundred Forty-Five Dollars ($442,945)", therefor.

II. Section 1.3, Repayment; Interest and Fees, shall be amended by deleting the last sentence in this paragraph, and by substituting the following therefor:
"Any overdue payments of principal (and interest to the extent permitted by law) shall bear interest at a per annum floating rate equal to the Prime Rate plus 10.0%."

III. EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT, shall be amended by deleting the section "FINANCIAL COVENANTS" in its entirety, without substitution.

IV. EXHIBIT B, SIGHT COMMERCIAL LETTERS OF CREDIT SUPPLEMENT, shall be deleted in its entirety, without substitution.

V. EXHIBIT B, TERM LOAN SUPPLEMENT, shall be deleted in its entirety, and the attached, EXHIBIT B, TERM LOAN SUPPLEMENT, substituted therefor.

     Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used in this Amendment. This Amendment and the Agreement shall be read together as one document.

     Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

JALATE, LTD.                                WELLS FARGO HSBC TRADE BANK, N.A.

By: /S/VINTON BACON                         By: /S/GREG RICHARDSON
    ---------------------------                 -----------------------------
       Vinton Bacon                                Greg Richardson
Title: CEO/President                        Title: Vice President

                                                                       EXHIBIT B
WELLS FARGO HSBC TRADE BANK                                 TERM LOAN SUPPLEMENT
--------------------------------------------------------------------------------

THIS SUPPLEMENT SUPERSEDES AND REPLACES ANY PRIOR TERM LOAN SUPPLEMENT AND IS AN INTEGRAL PART OF THE CREDIT AGREEMENT DATED JANUARY 21, 1998, AS AMENDED, BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: Jalate, Ltd.

FACILITY TERMINATION DATE: August 31, 1999

CREDIT LIMIT FOR THIS TERM LOAN FACILITY AND SUBLIMITS: Credit Limit: $442,945

                                                                Credit Sublimits
                                                                ----------------
-  Supported by Accounts Receivable, Inventory or Other Collateral    $442,945

FACILITY DESCRIPTION: Trade Bank will make a Term Loan or Term Loans to Borrower for the purpose or purposes stated below. Subject to the credit sublimits specified above, the Term Loan or Term Loans may be supported by (i) a standby letter of credit in favor of Trade Bank, (ii) a guarantee or (iii) accounts receivable, inventory or other collateral. A Term Loan cannot be used to repay an outstanding Term Loan or Revolving Credit Loan that has matured or to repay amounts due under any other Facilities provided to Borrower.

FACILITY PURPOSE: The Term Loan or Term Loans may only be used for the following purpose(s): Term out existing debt.

FACILITY DOCUMENT:  Term Note

SubFacility Documents:
- Supported by Accounts Receivable, Inventory or Other Collateral: See Exhibit C - Collateral/Credit Support Document.

TERM:  Term Loan will mature on August 31, 1999.

INTEREST RATE:  Term Loan will bear interest at the following rate:

-  Prime Rate:  The Prime Rate plus 5.0% per annum.

Interest Payment Dates: Interest on the outstanding Term Loan will be paid at least once each month on the last day of the month.

REPAYMENT: Outstanding principal balance of the Term Loan shall be repaid in seven (7) equal monthly installments of $10,000 commencing July 31, 1998 and continuing up to and including January 31, 1999; and six (6) equal monthly installments of $60,000 commencing February 28, 1999 and continuing up to and including July 31, 1999, with the entire remaining principal outstanding due and payable in full on August 31, 1999.

PREPAYMENTS: Prepayments of the outstanding Term Loan or Term Loans are permitted in any amounts.

COLLATERAL/CREDIT SUPPORT DOCUMENTS: See Exhibit C - Collateral/Credit Support Document.

BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS SUPPLEMENT:/S/VB
                                                                       ---------

WELLS FARGO HSBC TRADE BANK                                            TERM NOTE
--------------------------------------------------------------------------------

$442,945                                                 Los Angeles, California
                                                                   July 17, 1998

FOR VALUE RECEIVED, the undersigned JALATE, LTD., a California corporation ("Borrower") promises to pay tot he order of WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION ("Trade Bank") at its office at 333 South Grand Avenue, 8th Floor, Los Angeles, CA 90071, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Hundred Forty-Two Thousand Nine Hundred Forty-Five Dollars ($442,945), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) five percent (5.0%) above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

Borrower may from time to time from the date of this Note up to and including August 31, 1999, borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that amounts repaid may not be reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

Advances hereunder, to the total amount of the principal sum stated above and up to and including the date set forth in the preceding paragraph, may be made by the holder at the oral or written request of (a) John Diesenbruch or Vinton Bacon, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

Interest accrued on this Note shall be payable on the last day of each month, commencing July 31, 1998.

Principal shall be payable in thirteen (13) installments as follows:

          Installments        Payment Amount             Due Date
          ------------        --------------        ------------------
          1 through  7            $10,000           commencing 7/31/98
          8 through 13            $60,000           commencing 2/28/99

with a final installment consisting of all remaining unpaid principal due and payable in full on August 31, 1999.

This Note is made pursuant to and is subject to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Trade Bank dated as of January 21, 1998, as amended from time to time ("Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Trade Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Trade Bank of any such rights and remedies as may be available under Federal law.

This Note supersedes and replaces that certain Term Note dated January 21, 1998.

                                                       "BORROWER"

                                            JALATE, LTD.


                                            By:    /S/VINTON BACON
                                                   -----------------------------
                                                   Vinton Bacon
                                            Title: CEO/President

                                            Borrower's Address:
                                            6557 Flotilla
                                            City of Commerce, CA. 90040

                          ADDENDUM TO PROMISSORY NOTE

     THIS ADDENDUM is attached to and made a part if that certain promissory note executed by JALATE, LTD., a California corporation ("Borrower") and payable to WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION, or order, dated as of July 17, 1998 in the principal amount of Four Hundred Forty-Two Thousand Nine Hundred Forty-Five Dollars ($442,945)(the "Note").

     The following arbitration provision is hereby incorporated into the Note:

ARBITRATION:

     (a) Arbitration. Upon demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Note. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Note and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

     (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

     (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under substantive law of the state of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

     (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This Note may be amended or modified only in writing signed by Borrower. If any provision of this Note shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Note. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

     IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.

                                                       "BORROWER"

                                              JALATE, LTD.


                                              By:    /S/VINTON BACON
                                                     ---------------------------
                                                     Vinton Bacon
                                              Title: CEO/President